UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2007

CuraGen Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-23223	06-1331400
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

322 East Main Street, Branford, CT	06405
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 481-1104

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

 (e)

On May 25, 2007, the Compensation Committee of the Board of Directors of CuraGen Corporation (“CuraGen”) approved the issuance of an aggregate of 975,000 shares (the “Shares”) of restricted common stock, $0.01 par value per share (the “Common Stock”) to the following CuraGen executive officers (the “Executives”) and in the following amounts:

Name of Executive	Title	Number of Restricted Shares Awarded
Frank M. Armstrong, M.D.	President and Chief Executive Officer	200,000

Paul M. Finigan	Senior Vice President and General Counsel	200,000

Timothy M. Shannon, M.D.	Executive Vice President of Research and Development and Chief Medical Officer	250,000

Elizabeth A. Whayland	Senior Vice President of Finance and Corporate Secretary	125,000

David M. Wurzer	Executive Vice President, Chief Financial Officer and Treasurer	200,000

The Shares were issued under CuraGen’s 2007 Stock Incentive Plan and the vesting and forfeiture provisions applicable to the Shares are set forth in Restricted Stock Agreements (the “Agreements”) executed with each of the Executives. The Shares will vest and become free from forfeiture as follows:

(1) on December 31, 2008, provided that the Board of Directors of CuraGen certifies that the closing price of the Common Stock on the Nasdaq Global Market has equaled or exceeded $5.00 per share over a period of 20 consecutive trading days (such price to be adjusted in the event of a stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event); or

(2) immediately prior to a change in control of CuraGen (as defined in the Agreements) resulting in gross proceeds to CuraGen’s stockholders of $5.00 or more per share (such price to be adjusted in the event of a stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event), provided that such change of control occurs on or prior to December 31, 2008.

In each case, the Shares described above will only vest if the Executive is an employee of CuraGen as of the applicable vesting date. If the Shares do not vest on or before December 31, 2008 in accordance with items (1) and (2) above, the Shares will be forfeited by the recipients.

The foregoing description of the Agreements is not complete and is qualified in its entirety by the full text of the Agreements, which CuraGen intends to file as exhibits to its Quarterly Report on Form 10-Q for the Quarter ended June 30, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CURAGEN CORPORATION

(Registrant)

Date: May 30, 2007

By: /s/ David M. Wurzer

        David M. Wurzer

        Executive Vice President, Treasurer and Chief

        Financial Officer